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Exhibit 24

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-2441, 333-15819, 333-22153, 333-31795, 333-07661, 333-48385 and 333-57234) and Form S-8 (File Nos. 333-75372 and 333-75374) of ImmunoGen, Inc. of our report dated August 14, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

                      /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 17, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS